Exhibit 10.5

RESTRICTED AWARD UNIT AGREEMENT

Parsons Corporation

THIS AGREEMENT, made as of                 , 20     (the “Date of Grant”), between Parsons Corporation, a Delaware Corporation (the “Company”), and                  (the “Participant”).

WHEREAS, the Company has adopted the Parsons Corporation Restricted Award Plan (the “Plan”) in order to provide an additional incentive to certain employees of the Company and its subsidiaries; and

WHEREAS, the Chief Executive Officer has determined to grant to the Participant, Restricted Award Units as provided herein to encourage the Participant’s efforts toward the continuing success of the Company.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Restricted Award Units.

1.1 The Company hereby grants to the Participant an award of                  Restricted Award Units (the “Award”). The Award is the contingent right to receive a cash amount that is to be distributed to a Participant in the event vesting provisions and other criteria as specified in this Agreement have been achieved. Except as provided in the Plan for vested Awards whose payment has been deferred and whose monetized value has been credited to a Deferral Account, a Restricted Award Unit (“RAU”) shall have a value equal to the most recent Published Share Price. The RAUs granted pursuant to the Award shall be subject to the execution and return of this Agreement by the Participant (or the Participant’s estate, if applicable) to the Company as provided in Section 8 hereof.

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Restrictions on Transfer.

The RAUs issued under this Agreement may not be sold or transferred.

3. Lapse of Restrictions Generally.

Except as provided in Sections 4, 5 and 6 hereof, the Restricted Award Units shall vest ______years from the Date of Grant.

4. Effect of Certain Terminations of Employment.

Unvested RAUs will generally be forfeited upon any termination of the Participant’s employment. However, unvested RAUs will vest in connection with certain qualifying terminations of employment as set forth in Article VI of the Plan.

5. Effect of Change in Control.

Upon a Change in Control, RAUs will be treated as set forth in Article VII of the Plan.

6. Forfeiture of Restricted Award Units.

All RAUs which have not become vested in accordance with Section 3, 4 or 5 hereof shall be forfeited upon the commission by the Participant of an Act of Misconduct prior to payment of vested RAUs. For purposes of this Agreement, an “Act of Misconduct” shall mean the occurrence of one or more of the following events: (x) the Participant uses for profit or discloses to unauthorized persons, confidential information or trade secrets of the Company or any of its subsidiaries, (y) the Participant breaches any contract with or violates any fiduciary obligation to the Company or any of its subsidiaries.

7. Payment.

Unless the Participant has made a valid deferral election pursuant to the Plan, all RAUs which have become vested in accordance with Section 3 or 4 hereof shall be paid within 60 days following the applicable vesting date. If the Participant has made a valid deferral election pursuant to the Plan, all vested RAUs shall be paid in accordance with the terms of the Plan.

8. Execution of Award Agreement.

The RAUs granted to the Participant pursuant to the Award shall be subject to the Participant’s execution and return of this Agreement to the Company or its designee (including by electronic means, if so provided) no later than the earlier of (i)                 , 20     and (ii) the date that is immediately prior to the date that the RAUs vest pursuant to Section 4 or 5 hereof (the “Participant Return Date”); provided that if the Participant dies before the Participant Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of the Participant’s estate executes and returns this Agreement to the Company or its designee no later than ninety (90) days following the Participant’s death (the “Executor Return Date”). If this Agreement is not so executed and returned on or prior to the Participant Return Date or the Executor Return Date, as applicable, the RAUs evidenced by this Agreement shall be forfeited, and neither the Participant nor the Participant’s heirs, executors, administrators and successors shall have any rights with respect thereto.

9. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its subsidiaries to terminate the Participant’s employment, nor confer upon the Participant any right to continuance of employment by the Company or any of its subsidiaries.

10. Withholding of Taxes.

Prior to the delivery to the Participant (or the Participant’s estate, if applicable) of any payment in respect of the Award, the Participant shall agree that no later than the date of payment of an Award granted hereunder, the Participant will pay the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the vesting or payment of a RAU. Alternatively, the Committee may provide that a Participant may elect, to the extent permitted by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the vesting or payment of any RAU from any payment of any kind to the Participant.

11. Participant Bound by the Plan.

The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

15. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

16. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its subsidiaries for all purposes.

17. Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Participant and the Company and its subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

18. Headings.

The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19. Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. Photographic or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose.

PARSONS CORPORATION

By:

PARTICIPANT

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